UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2012

First Trinity Financial Corporation
(Exact Name of registrant as specified in its charter)

Commission File No.       000-52613

Oklahoma	34-1991436
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7633 E 63rd Place, Suite 230, Tulsa, OK	74133
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Maters to a Vote of Security Holders

The 2012 Annual Meeting of the shareholders of First Trinity Financial Corporation (the “Company”) was held on May 16, 2012  at 1:00 P.M. Central Daylight Time at the Embassy Suites Tulsa – I-44, 3332 South 79th East Avenue, Tulsa, Oklahoma 74145.

QUORUM

The total number of votes eligible to be cast at said Meeting of Shareholders, determined at the close of business on March 31, 2012, the record date fixed by the Company’s Board of Directors for determination of the number of votes that may be cast at said Meeting and of those persons entitled to notice of and to vote at said Meeting, was 7,946,654.

There were present at said Meeting, in person or by proxy, persons entitled to cast 4,214,873 votes.

There being present at said Meeting, either in person or by proxy, persons entitled to cast more than 50% of the total number of votes eligible to be cast thereat, a quorum was present for the transaction of business.

PROPOSALS

The proposals voted on and approved or disapproved by the shareholders of the Company at the Annual Meeting were as follows:

Proposal Number 1

To elect eleven (11) directors to hold office for a term of one year or until their successors are duly elected and qualified.

The following eleven (11) individuals were elected and the number of votes cast was as follows:

Director	Total Votes	Withhold All	For All Except	Net Total
1. Gregg E. Zahn	4,214,783	56,609	221	4,157,953
2. Scott J. Engebritson	4,214,783	56,609	0	4,158,174
3. William S. Lay	4,214,783	56,609	441	4,157,733
4. H. Bryan Chrisman	4,214,783	56,609	221	4,157,953
5. Bill H. Hill	4,214,783	56,609	441	4,157,733
6. Charles W. Owens	4,214,783	56,609	441	4,157,733
7. George E. Peintner	4,214,783	56,609	881	4,157,293
8. G. Wayne Petigrew	4,214,783	56,609	4,578	4,153,596
9. Gary L. Sherrer	4,214,783	56,609	0	4,158,174
10. Shannon B. Young	4,214,783	56,609	0	4,158,174
11. Will Klein	4,214,783	56,609	221	4,157,953

Proposal Number 2

To ratify the selection of Kerber, Eck & Braeckel LLP, as the Company’s independent registered public accounting firm for 2012.

The Company’s shareholders ratified the appointment of Kerber, Eck & Braeckel LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2012.  The votes were cast as follows:

Independent Registered		Votes	Votes	Net
Public Accountin Firm	Total	Against	Abstained	Votes For
Kerber, Eck & Braeckel LLP	4,214,783	11,246	58,566	4,144,971

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Trinity Financial Corporation

Date: May 17, 2012	By:	/s/ Gregg E. Zahn Gregg E. Zahn President and Chief Executive Officer